Exhibit 99.1

         Versata Reports First Quarter 2005 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--March 3, 2005--Versata, Inc. (Nasdaq:VATA), a provider of software and services that automate the development and ongoing management of data-intensive applications, today reported its financial results for the first quarter ended January 31, 2005.
    Total revenue for the first quarter was $2.3 million, down substantially from last quarter and the same period last year. Software license revenue for the quarter declined to $156,000. Versata's overall decline in revenue is attributable to efforts made to expand the company's market opportunity, strengthen its product line and introduce a new mix of products to the market.
    On the bottom line, Versata booked a quarterly GAAP net loss of $1.9 million, or $0.23 per share. This compares with $2.4 million, or $0.30 per share, for the same period last year. The company used $1.3 million of its cash in the first quarter, compared to $2.3 million for the same period last year. Versata ended the quarter with slightly less than $8.5 million in cash and short-term investments.
    "Naturally, after five quarters of growth, we're very disappointed with our revenue for the first quarter," said Will Frederick, CFO and interim CEO and president of Versata. "But we also recognize that the first quarter was spent making the effort to set the company on the path to long-term growth. We believe the plan we've established is very challenging, but still achievable. We remain committed to our vision and strategy of providing the industry's most advanced platform for business-rules-driven application creation and management."

    Versata 6 On Track

    Earlier this week, Versata announced the launch of Versata 6(TM), its breakthrough platform for business rules-based application creation and management. Versata 6 will be available tomorrow in a beta version for early access customers and includes: support for the industry-standard Rete algorithm to create business rules that enable decision logic; support for the open source Eclipse development environment; and support for service-oriented architectures (SOA) and Web services. General availability for Versata 6(TM) is still planned for the end of the month. On April 7th, Versata will host a webinar that will feature an endorsement of the platform from leading technology research firm Gartner Group.

    Quarterly Conference Call

    Versata will host its quarterly conference call, open to all interested parties, at 2:00 pm (PDT), 5:00 pm (EDT), today. The call will be available over the Internet at www.versata.com.

    About Versata

    Versata provides solutions for automating and simplifying the building, maintenance and ongoing evolution of large, complex, data-intensive enterprise applications. These applications typically access multiple data sources, incorporate multiple database tables and user interfaces, execute very complex business transactions and support thousands of users. The Versata solution effectively and efficiently replaces time intensive hand-coding efforts with simple, intuitive business rules and graphical process flow specification. Versata Global 2000 customers include Bank of America, B. T., CGI-AMS, Daimler/Chrysler, JPMorganChase & Co., Meridian Health Care Management, Merrill Lynch and Union Bank of California. For more information, please visit http://www.versata.com, or call +1 (800) 984-7638 and +1 (510) 628-1000 for international calls.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements in this release include, statements regarding the Company's expectations, beliefs, hopes, intentions or strategies including without limitation; providing the industry's most advanced platform for business-rules-driven application creation and management; beta availability of Versata 6 by tomorrow and general availability by month end and the key components of the product; hosting a webinar on April 7th; and Company's expected date and time for announcing the results for the first fiscal quarter ended January 31, 2005. These statements are not guarantees of future performance and actual results could differ materially from Company's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: inability to effectively execute on the planned product launch; unforeseen technical difficulties with Versata 6; inability to timely deliver Versata 6 or include all of the planned components; market acceptance of the product; and date and/or time for the announcement and/or webinar changing due to unforeseen factors and other risks detailed in the Company's Annual Report filed on Form 10-K, registration statement and periodic reports filed with the Securities and Exchange Commission. As a result, actual results may vary, perhaps materially, from those contained in the forward-looking statements. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company does not assume any obligation to update such statements or the reasons why actual results could differ materially from those projected in such statements.

    Versata and the Versata logo are registered trademarks of Versata, Inc. in the United States and other countries.


                             VERSATA, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NET LOSS
                 (In thousands, except per share data)


                                                Three Months Ended
                                                   January 31,
                                                  2005       2004
                                              ----------- -----------
                                              (Unaudited) (Unaudited)
Revenue:
  Software license                             $   156     $ 1,223
  Maintenance and Support                        1,563       1,437
  Professional Services                            589         756
                                              ----------- -----------
     Total revenue                               2,308       3,416
                                              ----------- -----------

Cost of revenue:
  Software license                                  20          66
  Maintenance and Support                          325         398
  Professional Services                            868         730
                                              ----------- -----------
     Total cost of revenue                       1,213       1,194
                                              ----------- -----------

                                              ----------- -----------
Gross profit                                     1,095       2,222
                                              ----------- -----------

Operating expense:
  Sales and marketing                            1,253       1,500
  Product development                              940       1,231
  General and administrative                       784       1,074
Stock-based compensation                            --         123
Restructuring and other                             --         670
                                              ----------- -----------
  Total operating expense                        2,977       4,598
                                              ----------- -----------

Loss from operations                            (1,882)     (2,376)

Interest income, net                                38          22
Other non-operating, net                           (10)        (28)
                                              ----------- -----------
Loss before provision for taxes                 (1,854)     (2,382)
Provision for taxes                                 --          --
                                              ----------- -----------
Net loss                                       $(1,854)    $(2,382)
                                              =========== ===========

Basic and diluted net loss per share           $ (0.23)    $ (0.30)

Weighted-average common shares outstanding       8,184       7,908
                                              =========== ===========



                             VERSATA, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                             January 31,   October 31,
                                                2005          2004
                                            ------------  ------------
                                            (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $ 5,190       $ 5,202
  Short-term investments                        3,305         4,640
  Accounts receivable, net                        934         1,986
  Prepaid expenses and other                      448           495
                                            ------------  ------------
     Total current assets                       9,877        12,323
                                            ------------  ------------

Property and equipment, net                       751           772
Other assets                                      124           112
                                            ------------  ------------
  Total assets                                $10,752       $13,207
                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $ 1,338       $ 1,188
  Accrued liabilities                           1,132         1,653
  Current portion of accrued restructuring
   and other                                      815           822
  Current portion of deferred revenue           3,416         3,553
                                            ------------  ------------
     Total current liabilities                  6,701         7,216
                                            ------------  ------------

Deferred revenue, less current portion            493           588
Other long-term liabilities                       177           150
                                            ------------  ------------
  Total liabilities                             7,371         7,954
                                            ------------  ------------

                                            ------------  ------------
Stockholders' equity                            3,381         5,253
                                            ------------  ------------

                                            ------------  ------------
  Total liabilities & stockholder's equity    $10,752       $13,207
                                            ============  ============


    CONTACT: Versata
             Cilla DeVries, 510-628-1298